Exhibit 99.1

May 18, 2016

Gaming and Leisure Properties, Inc. Announces Secondary Offering of
Common Stock by Selling Shareholders

WYOMISSING, Pa., May 18, 2016 (GLOBE NEWSWIRE) - Gaming and Leisure Properties, Inc. (the “Company” or “GLPI”)(NASDAQ: GLPI), the first publicly traded gaming-focused REIT in North America, announced today a public secondary offering of 10,530,624 shares of its outstanding common stock by certain selling shareholders (the “Selling Shareholders”) affiliated with Fortress Investment Group LLC.

This offering is solely a resale of secondary shares currently issued and outstanding and the Company will not receive any proceeds from the sale of shares in this offering.

BofA Merrill Lynch, J.P. Morgan and Wells Fargo Securities are the underwriters for the secondary offering.

The offering of these securities is being made pursuant to the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission (“SEC”). When available, a copy of the prospectus relating to the offering may be obtained from BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-001, Attention: Prospectus Department, email: dg.prospectus_requests@baml.com, J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 1-866-803-9204 or Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, NY 10152 or by telephone at (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com or by visiting the EDGAR database on the SEC’s web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer or sale will be made only by means of the Company’s prospectus supplement and prospectus forming part of the effective registration statement relating to these securities.

ABOUT GAMING AND LEISURE PROPERTIES

GLPI is primarily engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI elected to be taxed as a real estate investment trust (“REIT”) for United States federal income tax purposes commencing with the 2014 taxable year and is the first publicly traded triple-net lease REIT focused on gaming.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the proposed secondary offering. These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including those described under the section entitled “Risk Factors” in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2015, as such factors may be updated from time to time in GLPI’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

All subsequent written and oral forward looking statements attributable to GLPI or persons acting on GLPI's behalf are expressly qualified in their entirety by the cautionary statements included in this press release and in the Company’s filings with the SEC. GLPI undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Contact
Investor Relations - Gaming and Leisure Properties, Inc.
Kara Smith
T: 646-277-1211
Email: Kara.Smith@icrinc.com

Bill Clifford
T: 610-401-2900
Email: Bclifford@glpropinc.com

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